Media Contact: David Rubinger 404.502.1240 / david@rubinger.com
Investor Relations Contact: David Black 404.266.4490 / david.black@statebt.com

State Bank Reports First Quarter Financial Results;
Positive Fundamental Trends Obscured by Timing of Revenue Recognition

ATLANTA, April 25, 2013 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the quarter ended March 31, 2013. Net loss for the first quarter was $1.2 million, compared to net income of $3.2 million for the fourth quarter of 2012 and net income of $5.1 million for the first quarter of 2012. Fully diluted loss per share was $.04 for the first quarter compared to fully diluted earnings per share of $.09 in the fourth quarter of 2012 and fully diluted earnings per share of $.16 in the first quarter of 2012.

Commenting on the results, Joe Evans, Chairman and CEO, said, "Financial results for the quarter again reflected solid operating trends in both our core franchise and in the resolution of our assets covered by loss share.  In our traditional banking operations, organic loans grew to more than $1 billion, demand deposits grew to more than $400 million, and our cost of funds was down to 38 basis points in the quarter.  In our loss share covered part of the bank, positive trends are somewhat obscured by timing differences between slower recognition of income from increased accretable discount and the more rapid recognition of indemnification asset amortization, both of which directly result from higher than expected collections. This timing disconnect will continue to impact earnings until our larger loss share agreements expire in 2014. Further, expenses were elevated in the quarter as we recognized severance costs related to efficiency actions that will have a meaningful positive impact on our future earnings."

Tom Wiley, Vice Chairman and President, added, "I am very pleased with our continued progress in prudently growing organic loans and our momentum in attracting and deepening core deposit relationships. Operating efficiency is very much front of mind, and the decisions we are making today are positioning our company for long-term sustainable profitability."

Operating Highlights

Net interest income was $35.5 million in the first quarter of 2013, down from $43.2 million in the fourth quarter of 2012 and relatively flat compared to the first quarter of 2012. Accretion income on covered loans declined $7.2 million from the fourth quarter. While the base accretion was higher due to improved cash flow re-estimations and lower loss assumptions, the linked-quarter decrease was primarily driven by fewer loan pools closing out in the quarter. Interest income on noncovered loans for the first quarter was $14.3 million, down from $15.0 million in the prior quarter but up from $11.8 million in the first quarter of 2012. Yield on noncovered loans of 5.77% was down 47 basis points in the first quarter. Approximately one-fourth of this yield compression was due to a cost study update which resulted in the deferral of more loan origination fee income to future periods. The yield on investment securities declined largely due to the higher-yielding nonagency portfolio comprising a smaller percentage of the total portfolio than in previous periods. Interest expense of $2.0 million in the first quarter was down from $2.1 million in the fourth quarter of 2012 and down from $2.9 million in the first quarter of 2012. Cost of funds for the first quarter was 38 basis points, a one basis point improvement from the fourth quarter of 2012 and a 14 basis point improvement from the year ago period. Cost of funds has now decreased for 11 consecutive quarters.

The noncovered loan portfolio continues to perform well, as recoveries were greater than charge-offs for the second straight quarter. Provision for loan losses on noncovered loans increased slightly to $350 thousand in the first quarter from $325 thousand in the prior quarter but decreased from $1.5 million in the first quarter of 2012. Provision for loan losses on covered loans was a negative $2.4 million in the first quarter due to a valuation adjustment driven by improved performance of covered assets. This compared to a provision of $3.0 million in the fourth quarter and a negative $1.3 million in the first quarter of 2012.

Fee income excluding the amortization of the indemnification asset was $4.2 million for the quarter, up from $3.8 million in the prior quarter partly driven by higher payroll fee income from our Altera division. Service charges declined from the prior quarter primarily due to lower consumer NSF fees. Total noninterest income for the first quarter was a negative $12.6 million compared to a negative $11.5 million in the fourth quarter of 2012 and a negative $3.8 million in the first quarter of 2012.

Amortization of the indemnification asset negatively impacted noninterest income by $16.8 million in the first quarter compared to $15.3 million in the fourth quarter and $7.0 million in the first quarter of 2012. This elevated level of amortization is due to higher cash flow re-estimations on covered loans. This change is amplified by having a shorter time period to recognize the amortization, relative to accretion, as the indemnification asset has to terminate at the end of loss share while accretion continues over the life of the loan, which is often much longer than the loss share period. We are currently projecting $43 million of scheduled future amortization with an estimated average life of three quarters, versus $205 million of scheduled future accretion income to be recognized with an estimated average life of nine quarters. The $205 million of accretable discount remaining is $32 million higher than the fourth quarter of 2012 and $10 million more than the first quarter of 2012.

Total noninterest expense for the first quarter was $26.7 million, up from $23.8 million in the fourth quarter of 2012 and $23.2 million in the first quarter of 2012. Approximately $1.6 million of the $2.3 million linked-quarter increase in salaries and benefits was related to one-time severance costs as a result of ongoing efficiency and productivity initiatives. Other drivers of the higher salaries and benefits expense were seasonal tax and benefit costs, including higher FICA taxes, as well as a full quarter of Altera employee costs versus a partial fourth quarter of 2012. Net cost of operations of other real estate owned of $1.3 million also contributed to the increase in noninterest expense in the first quarter of 2013.

Financial Condition

Total assets at quarter-end were $2.64 billion, down slightly compared to $2.66 billion at December 31, 2012 and $2.68 billion at March 31, 2012. Loans not covered by loss share agreements with the FDIC grew a net $66.0 million in the first quarter of 2013 to $1.05 billion and have increased a net $248.5 million year-over-year. Noncovered loans now comprise 72.6% of State Bank's total gross loans. Total net loans were $1.4 billion, up $14.4 million from the fourth quarter and down $74.6 million from the first quarter of 2012 as covered loans continue to be resolved.

Total deposits at quarter-end were $2.15 billion, stable with the prior quarter and down from $2.19 billion in the first quarter of 2012. Noninterest-bearing deposits grew by $22.3 million, or 5.7%, from the fourth quarter and by $96.8 million, or 30.9%, year-over-year. Noninterest-bearing deposits now make up 19.1% of total deposits.

Tangible book value per share was $12.96 at the end of the first quarter, down $.10 from the fourth quarter of 2012 and up $.34 from the first quarter of 2012. State Bank Financial Corporation continues to be well capitalized, ending the quarter with a leverage ratio of 15.49% and a Tier I risk-based capital ratio of 28.13%.

Detailed Results

Supplemental tables displaying financial results for the first quarter of 2013 and the previous four quarters are included with this press release.

Conference Call

State Bank Chief Executive Officer Joe Evans, Chief Financial Officer Tom Callicutt, and Executive Risk Officer Kim Childers will discuss financial and business results for the quarter on a conference call today at 10:00 a.m. EDT. The dial in number is 1.800.756.3565. Please dial in 10 minutes prior to the start of the call to register. You will be asked to provide your name and affiliation/company to join the call. A replay of the conference call will be available shortly after the call's completion in the Investors section on the company's website at www.statebt.com. A slide presentation for today's call is also available in the Investors section on the company's website.

About State Bank Financial Corporation and State Bank and Trust Company
State Bank Financial Corporation (NASDAQ: STBZ) is the holding company for State Bank and Trust Company, one of Georgia's best-capitalized banks, with approximately $2.64 billion in assets as of March 31, 2013. State Bank has locations in Metro Atlanta and Middle Georgia. State Bank Financial Corporation is headquartered in Atlanta, Georgia and State Bank and Trust Company is headquartered in Macon, Georgia.

To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, expectations and benefits of our strategic plan, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, unanticipated losses related to the integration of, and accounting for, acquired assets and assumed liabilities in our FDIC-assisted transactions, access to funding sources, greater than expected noninterest expenses, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

State Bank Financial Corporation 1Q13 Financial Supplement: Table 1 Condensed Consolidated Financial Summary Results Quarterly (Unaudited)

						1Q13 Change vs.
(Dollars in thousands, except per share data)	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
INCOME STATEMENT HIGHLIGHTS
Total interest income on invested funds	$2,502	$2,496	$2,862	$3,027	$3,005	$6	$(503)
Interest income on noncovered loans, including fees	14,319	14,993	14,679	13,722	11,834	(674)	2,485
Accretion income on covered loans	20,636	27,839	18,893	32,191	23,490	(7,203)	(2,854)
Total interest expense	1,996	2,096	2,235	2,566	2,852	(100)	(856)
Net interest income	35,461	43,232	34,199	46,374	35,477	(7,771)	(16)
Provision for loan losses (noncovered loans)	350	325	1,050	2,125	1,535	25	(1,185)
Provision for loan losses (covered loans)	(2,385)	3,021	5,441	2,902	(1,283)	(5,406)	(1,102)
Noninterest income	(12,603)	(11,491)	(3,254)	(1,243)	(3,778)	(1,112)	(8,825)
Noninterest expense	26,664	23,762	19,835	22,426	23,213	2,902	3,451
(Loss)/Income before income taxes	(1,771)	4,633	4,619	17,678	8,234	(6,404)	(10,005)
Income tax (benefit)/expense	(615)	1,418	1,261	6,647	3,096	(2,033)	(3,711)
Net (loss)/income	$(1,156)	$3,215	$3,358	$11,031	$5,138	$(4,371)	$(6,294)
COMMON STOCK DATA
Basic (loss)/earnings per share	$(.04)	$.10	$.11	$.35	$.16	$(.14)	$(.20)
Diluted (loss)/earnings per share	(.04)	.09	.10	.34	.16	(.13)	(.20)
Book value per share at period end	13.38	13.48	13.42	13.24	12.88	(.10)	.50
Tangible book value per share at period end	12.96	13.06	13.18	12.99	12.62	(.10)	.34
Market price at period end	16.37	15.88	16.49	15.16	17.51	.49	(1.14)
Period end shares outstanding	31,918,665	31,908,665	31,896,738	31,721,236	31,721,236	10,000	197,429
Weighted average shares outstanding:
Basic	31,908,776	31,904,381	31,654,046	31,613,581	31,611,603	4,395	297,173
Diluted	31,908,776	33,179,198	32,808,726	32,776,553	32,794,798	(1,270,422)	(886,022)
AVERAGE BALANCE SHEET HIGHLIGHTS
Noncovered loans, net of unearned income	$1,007,094	$955,153	$901,168	$840,428	$740,905	$51,941	$266,189
Covered loans	427,403	504,138	625,701	707,273	788,511	(76,735)	(361,108)
Loans, net of unearned income	1,434,497	1,459,291	1,526,869	1,547,701	1,529,416	(24,794)	(94,919)
Assets	2,635,240	2,647,687	2,705,134	2,691,432	2,660,418	(12,447)	(25,178)
Deposits	2,115,382	2,114,544	2,182,834	2,190,364	2,203,564	838	(88,182)
Liabilities	2,197,455	2,212,053	2,274,855	2,271,111	2,253,317	(14,598)	(55,862)
Equity	437,785	435,634	430,279	420,321	407,101	2,151	30,684
Tangible common equity	424,480	427,811	422,180	411,971	398,389	(3,331)	26,091
KEY METRICS
Return on average assets	(.18)%	.48%	.50%	1.65%	.78%	(.66)%	(.96)%
Return on average equity	(1.07)	2.94	3.14	10.56	5.08	(4.01)	(6.15)
Yield on earning assets	6.90	8.16	6.74	9.34	7.60	(1.26)	(.70)
Cost of funds	.38	.39	.41	.47	.52	(.01)	(.14)
Rate on interest-bearing liabilities	.47	.48	.49	.55	.60	(.01)	(.13)
Net interest margin	6.53	7.77	6.33	8.85	7.03	(1.24)	(.50)
Average equity to average assets	16.61	16.45	15.91	15.62	15.30	.16	1.31
Leverage ratio	15.49	15.49	15.44	15.24	15.06	—	.43
Tier I risk-based capital ratio	28.13	29.25	29.95	31.45	32.92	(1.12)	(4.79)
Total risk-based capital ratio	29.40	30.54	31.23	32.77	34.22	(1.14)	(4.82)
Efficiency ratio (1)	116.42	74.73	63.98	49.63	73.10	41.69	43.32
Average loans to average deposits	67.81	69.01	69.95	70.66	69.41	(1.20)	(1.60)
Noninterest-bearing deposits to total deposits	19.07	18.03	17.31	15.85	14.30	1.04	4.77
Nonperforming loans to total noncovered loans (2)	.42	.49	.58	.52	.49	(.07)	(.07)
Nonperforming assets to loans + ORE:
Noncovered	.44	.60	.67	.63	.60	(.16)	(.16)
Covered	10.67	8.67	9.43	8.07	7.87	2.00	2.80

(1)  Calculated on a fully tax-equivalent basis.
(2)  The ratio of nonperforming covered loans to total covered loans is not presented, as there are no covered loans designated as nonperforming.

State Bank Financial Corporation 1Q13 Financial Supplement: Table 2 Condensed Consolidated Balance Sheet Quarterly (Unaudited)

						1Q13 Change vs.
(Dollars in thousands)	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
Assets
Cash and amounts due from depository institutions	$8,556	$11,902	$7,516	$6,921	$11,287	$(3,346)	$(2,731)
Interest-bearing deposits in other financial institutions	459,494	433,483	345,399	279,060	199,031	26,011	260,463
Cash and cash equivalents	468,050	445,385	352,915	285,981	210,318	22,665	257,732
Investment securities available-for-sale	351,565	303,901	311,323	280,662	322,832	47,664	28,733
Loans receivable:
Noncovered under FDIC loss share agreements	1,051,455	985,502	937,331	881,120	802,955	65,953	248,500
Covered under FDIC loss share agreements, net	396,831	474,713	553,006	687,451	743,838	(77,882)	(347,007)
Allowance for loan losses (noncovered loans)	(15,122)	(14,660)	(14,330)	(13,317)	(11,681)	(462)	(3,441)
Allowance for loan losses (covered loans)	(28,706)	(55,478)	(46,411)	(67,346)	(56,087)	26,772	27,381
Net loans	1,404,458	1,390,077	1,429,596	1,487,908	1,479,025	14,381	(74,567)
Mortgage loans held for sale	2,386	4,853	2,130	1,907	3,719	(2,467)	(1,333)
Other real estate owned:
Noncovered under FDIC loss share agreements	276	1,115	892	976	957	(839)	(681)
Covered under FDIC loss share agreements	47,401	45,062	57,595	60,334	63,572	2,339	(16,171)
Premises and equipment, net	35,379	35,364	38,282	38,298	36,971	15	(1,592)
Goodwill	10,381	10,381	6,562	6,562	6,562	—	3,819
Other intangibles, net	2,819	3,188	1,103	1,360	1,636	(369)	1,183
FDIC receivable for loss share agreements, net	258,848	355,325	354,978	418,826	459,643	(96,477)	(200,795)
Other assets	60,622	68,314	87,605	88,411	92,205	(7,692)	(31,583)
Total assets	$2,642,185	$2,662,965	$2,642,981	$2,671,225	$2,677,440	$(20,780)	$(35,255)
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$409,717	$387,450	$367,762	$343,214	$312,967	$22,267	$96,750
Interest-bearing deposits	1,738,473	1,760,986	1,756,536	1,821,922	1,875,908	(22,513)	(137,435)
Total deposits	2,148,190	2,148,436	2,124,298	2,165,136	2,188,875	(246)	(40,685)
Securities sold under agreements to repurchase	3,959	4,755	607	2,845	1,421	(796)	2,538
Notes payable	3,861	2,523	2,527	2,531	2,535	1,338	1,326
Other liabilities	59,239	77,035	87,351	80,659	76,106	(17,796)	(16,867)
Total liabilities	2,215,249	2,232,749	2,214,783	2,251,171	2,268,937	(17,500)	(53,688)
Total shareholders’ equity	426,936	430,216	428,198	420,054	408,503	(3,280)	18,433
Total liabilities and shareholders’ equity	$2,642,185	$2,662,965	$2,642,981	$2,671,225	$2,677,440	$(20,780)	$(35,255)
Capital Ratios
Average equity to average assets	16.61%	16.45%	15.91%	15.62%	15.30%	.16%	1.31%
Leverage ratio	15.49	15.49	15.44	15.24	15.06	—	.43
Tier I risk-based capital ratio	28.13	29.25	29.95	31.45	32.92	(1.12)	(4.79)
Total risk-based capital ratio	29.40	30.54	31.23	32.77	34.22	(1.14)	(4.82)

State Bank Financial Corporation 1Q13 Financial Supplement: Table 3 Condensed Consolidated Income Statement Quarterly (Unaudited)

						1Q13 Change vs.
(Dollars in thousands, except per share data)	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
Total interest income on invested funds	$2,502	$2,496	$2,862	$3,027	$3,005	$6	$(503)
Interest income on noncovered loans, including fees	14,319	14,993	14,679	13,722	11,834	(674)	2,485
Accretion income on covered loans	20,636	27,839	18,893	32,191	23,490	(7,203)	(2,854)
Total interest expense	1,996	2,096	2,235	2,566	2,852	(100)	(856)
Net interest income	35,461	43,232	34,199	46,374	35,477	(7,771)	(16)
Provision for loan losses (noncovered loans)	350	325	1,050	2,125	1,535	25	(1,185)
Provision for loan losses (covered loans)	(2,385)	3,021	5,441	2,902	(1,283)	(5,406)	(1,102)
Net interest income after provision for loan losses	37,496	39,886	27,708	41,347	35,225	(2,390)	2,271
Noninterest income:
Accretion (amortization) of FDIC receivable for loss share agreements	(16,779)	(15,260)	(6,291)	(4,007)	(7,011)	(1,519)	(9,768)
Service charges on deposits	1,215	1,408	1,298	1,199	1,212	(193)	3
Mortgage banking income	306	363	255	311	302	(57)	4
Gain on sale of investment securities	364	225	—	—	93	139	271
Gains on FHLB stock redemptions	—	680	101	434	—	(680)	—
Gains on acquisitions	—	—	—	—	—	—	—
Payroll fee income	832	622	—	—	—	210	832
ATM income	605	619	611	610	585	(14)	20
Other	854	(148)	772	210	1,041	1,002	(187)
Total noninterest income	(12,603)	(11,491)	(3,254)	(1,243)	(3,778)	(1,112)	(8,825)
Noninterest expense:
Salaries and employee benefits	17,395	15,134	12,811	13,628	12,963	2,261	4,432
Occupancy and equipment	2,456	2,500	2,469	2,419	2,457	(44)	(1)
Legal and professional fees	1,601	1,669	1,265	2,173	1,517	(68)	84
Marketing	328	968	573	366	264	(640)	64
Federal insurance premiums and other regulatory fees	469	673	378	355	418	(204)	51
Net cost of operations of other real estate owned	1,288	(92)	(484)	458	2,078	1,380	(790)
Data processing	1,437	1,272	1,196	1,336	1,864	165	(427)
Amortization of intangibles	370	251	256	276	246	119	124
Other	1,320	1,387	1,371	1,415	1,406	(67)	(86)
Total noninterest expense	26,664	23,762	19,835	22,426	23,213	2,902	3,451
(Loss)/Income before income taxes	(1,771)	4,633	4,619	17,678	8,234	(6,404)	(10,005)
Income tax (benefit)/expense	(615)	1,418	1,261	6,647	3,096	(2,033)	(3,711)
Net (loss)/income	$(1,156)	$3,215	$3,358	$11,031	$5,138	$(4,371)	$(6,294)
Basic (loss)/earnings per share	$(.04)	$.10	$.11	$.35	$.16	$(.14)	$(.20)
Diluted (loss)/earnings per share	(.04)	.09	.10	.34	.16	(.13)	(.20)
Weighted average common shares outstanding:
Basic	31,908,776	31,904,381	31,654,046	31,613,581	31,611,603	4,395	297,173
Diluted	31,908,776	33,179,198	32,808,726	32,776,553	32,794,798	(1,270,422)	(886,022)

State Bank Financial Corporation 1Q13 Financial Supplement: Table 4 Condensed Consolidated Composition of Loans and Deposits Quarterly (Unaudited)

						1Q13 Change vs.
(Dollars in thousands)	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
Composition of Loans
Noncovered loans:
Construction, land & land development	$265,055	$230,448	$249,739	$253,980	$212,165	$34,607	$52,890
Other commercial real estate	486,287	457,729	411,574	356,476	339,084	28,558	147,203
Total commercial real estate	751,342	688,177	661,313	610,456	551,249	63,165	200,093
Commercial & industrial	35,944	35,390	33,817	35,186	38,021	554	(2,077)
Owner-occupied real estate	176,426	172,445	163,327	154,533	152,552	3,981	23,874
Total commercial & industrial	212,370	207,835	197,144	189,719	190,573	4,535	21,797
Residential real estate	45,433	43,179	41,514	41,449	39,356	2,254	6,077
Consumer & other	42,310	46,311	37,360	39,496	21,777	(4,001)	20,533
Total noncovered loans	1,051,455	985,502	937,331	881,120	802,955	65,953	248,500
Covered loans:
Construction, land & land development	58,802	81,288	98,546	136,200	176,164	(22,486)	(117,362)
Other commercial real estate	115,194	139,010	165,148	208,975	212,783	(23,816)	(97,589)
Total commercial real estate	173,996	220,298	263,694	345,175	388,947	(46,302)	(214,951)
Commercial & industrial	10,811	14,859	21,281	29,298	32,722	(4,048)	(21,911)
Owner-occupied real estate	80,239	86,612	100,151	118,848	128,219	(6,373)	(47,980)
Total commercial & industrial	91,050	101,471	121,432	148,146	160,941	(10,421)	(69,891)
Residential real estate	131,254	142,032	156,368	180,167	177,790	(10,778)	(46,536)
Consumer & other	531	10,912	11,512	13,963	16,160	(10,381)	(15,629)
Total covered loans	396,831	474,713	553,006	687,451	743,838	(77,882)	(347,007)
Total loans	$1,448,286	$1,460,215	$1,490,337	$1,568,571	$1,546,793	$(11,929)	$(98,507)
Composition of Deposits
Noninterest-bearing demand deposits	$409,717	$387,450	$367,762	$343,214	$312,967	$22,267	$96,750
Interest-bearing transaction accounts	333,336	355,651	324,305	331,550	316,738	(22,315)	16,598
Savings and money market accounts	959,912	949,631	960,714	1,016,619	1,103,151	10,281	(143,239)
Time deposits less than $100,000	194,098	201,658	208,769	222,402	249,047	(7,560)	(54,949)
Time deposits $100,000 or greater	144,501	147,363	157,414	170,844	196,197	(2,862)	(51,696)
Brokered and wholesale time deposits	106,626	106,683	105,334	80,507	10,775	(57)	95,851
Total deposits	$2,148,190	$2,148,436	$2,124,298	$2,165,136	$2,188,875	$(246)	$(40,685)

State Bank Financial Corporation 1Q13 Financial Supplement: Table 5 Condensed Consolidated Asset Quality Data Quarterly (Unaudited)

						1Q13 Change vs.
(Dollars in thousands)	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
Nonperforming noncovered assets:
Nonaccrual loans	$3,413	$2,621	$4,117	$4,197	$3,561	$792	$(148)
Troubled debt restructurings	970	2,171	1,297	347	335	(1,201)	635
Total nonperforming noncovered loans	4,383	4,792	5,414	4,544	3,896	(409)	487
Other real estate owned	276	1,115	892	976	957	(839)	(681)
Total nonperforming noncovered assets	4,659	5,907	6,306	5,520	4,853	(1,248)	(194)
Nonperforming covered assets:
Other real estate owned (1)	$47,401	$45,062	$57,595	$60,334	$63,572	$2,339	$(16,171)
Noncovered assets:
Year-to-date charge-offs	$12	$669	$667	$555	$65	$(657)	$(53)
Year-to-date recoveries	124	87	80	5	4	37	120
Year-to-date net (recovery)/charge-offs	$(112)	$582	$587	$550	$61	$(694)	$(173)
Ratios:
Annualized YTD net charge-offs to total average noncovered loans	(.04)%	.06%	.09%	.13%	.03%	(.10)%	(.07)%
Nonperforming loans to total noncovered loans (2)	.42	.49	.58	.52	.49	(.07)	(.07)
Nonperforming assets to loans + ORE:
Noncovered	.44	.60	.67	.63	.60	(.16)	(.16)
Covered	10.67	8.67	9.43	8.07	7.87	2.00	2.80
Allowance for loan losses to loans:
Noncovered	1.44	1.49	1.53	1.51	1.45	(.05)	(.01)
Covered	7.23	11.69	8.39	9.80	7.54	(4.46)	(.31)

(1)  Total nonperforming assets for covered assets consist of other real estate only. There are no covered loans designated as nonperforming.
(2)  The ratio of nonperforming covered loans to total covered loans is not presented, as there are no covered loans designated as nonperforming.

State Bank Financial Corporation 1Q13 Financial Supplement: Table 6 Condensed Consolidated Average Balances and Yield Analysis Quarterly (Unaudited)

						1Q13 Change vs.
(Dollars in thousands)	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
Selected Average Balances
Interest-bearing deposits in other financial institutions	$447,929	$371,873	$333,882	$258,178	$158,949	$76,056	$288,980
Taxable investment securities	311,364	298,957	280,432	292,678	333,661	12,407	(22,297)
Nontaxable investment securities, tax equivalent basis	10,236	12,173	12,263	12,469	10,199	(1,937)	37
Noncovered loans receivable (1)	1,007,094	955,153	901,168	840,428	740,905	51,941	266,189
Covered loans receivable	427,403	504,138	625,701	707,273	788,511	(76,735)	(361,108)
Total earning assets	2,204,026	2,142,294	2,153,446	2,111,026	2,032,225	61,732	171,801
Total nonearning assets	431,214	505,393	551,688	580,406	628,193	(74,179)	(196,979)
Total assets	2,635,240	2,647,687	2,705,134	2,691,432	2,660,418	(12,447)	(25,178)
Interest-bearing transaction accounts	324,342	315,541	321,328	323,126	310,662	8,801	13,680
Savings & money market deposits	956,517	954,260	997,939	1,052,130	1,115,877	2,257	(159,360)
Time deposits less than $100,000	197,908	205,048	215,048	237,154	262,116	(7,140)	(64,208)
Time deposits $100,000 or greater	251,955	259,019	264,222	247,466	214,205	(7,064)	37,750
FHLB advances	—	—	—	—	—	—	—
Notes payable	2,536	2,525	2,529	2,533	2,537	11	(1)
Securities sold under agreements to repurchase	3,388	5,352	2,448	2,776	3,564	(1,964)	(176)
Total interest-bearing liabilities	1,736,646	1,741,745	1,803,514	1,865,185	1,908,961	(5,099)	(172,315)
Noninterest-bearing demand deposits	384,660	380,676	384,297	330,488	300,704	3,984	83,956
Other liabilities	76,149	89,632	87,044	75,438	43,652	(13,483)	32,497
Shareholders’ equity	437,785	435,634	430,279	420,321	407,101	2,151	30,684
Total liabilities and shareholders' equity	2,635,240	2,647,687	2,705,134	2,691,432	2,660,418	(12,447)	(25,178)
Interest Margins (2)
Interest-bearing deposits in other financial institutions	.23%	.27%	.22%	.24%	.26%	(.04)%	(.03)%
Taxable investment securities	2.82	3.00	3.65	3.80	3.37	(.18)	(.55)
Nontaxable investment securities, tax equivalent basis (3)	5.11	5.26	5.28	5.41	6.33	(.15)	(1.22)
Noncovered loans receivable	5.77	6.24	6.48	6.57	6.42	(.47)	(.65)
Covered loans receivable	19.58	20.74	12.01	18.31	11.98	(1.16)	7.60
Total earning assets	6.90%	8.16%	6.74%	9.34%	7.60%	(1.26)%	(.70)%
Interest-bearing transaction accounts	.12	.11	.12	.12	.13	.01	(.01)
Savings & money market deposits	.43	.45	.46	.51	.50	(.02)	(.07)
Time deposits less than $100,000.59		.62	.67	.86	1.12	(.03)	(.53)
Time deposits $100,000 or greater	.82	.83	.85	.95	1.08	(.01)	(.26)
FHLB advances	—	—	—	—	—	—	—
Notes payable	12.63	8.67	8.49	8.26	8.72	3.96	3.91
Securities sold under agreements to repurchase	.24	.10	.10	.14	.11	.14	.13
Total interest-bearing liabilities	.47	.48	.49	.55	.60	(.01)	(.13)
Net interest spread	6.43	7.68	6.25	8.79	7.00	(1.25)	(.57)
Net interest margin	6.53%	7.77%	6.33%	8.85%	7.03%	(1.24)%	(.50)%

(1) The above amount includes nonaccrual loans of $3,980 for 1Q13, $3,337 for 4Q12, $4,114 for 3Q12, $4,053 for 2Q12, and $3,340 for 1Q12.
(2) Annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the statutory tax rate of 35% in adjusting interest on tax-exempt securities to fully taxable basis. The taxable equivalent adjustments included above amount to $45 for 1Q13, $56 for 4Q12, $57 for 3Q12, $59 for 2Q12, and $56 for 1Q12.